SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             C&D TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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

C & D TECHNOLOGIES, INC.
      --------------------------------------------------------------------------
      Power Solutions

      Letter to Our Stockholders ..........................................  iii

      Annual Meeting Notice ...............................................    v

      Proxy Statement .....................................................    1

      Principal Stockholders ..............................................    4

      Beneficial Ownership of Management ..................................    6

      Election of Directors ...............................................    7

      Current Executive Officers ..........................................   10

      Corporate Governance ................................................   11

      Report of the Audit Committee .......................................   13

      Executive Compensation ..............................................   15

      Compensation Committee Report .......................................   23

      Stock Price Performance Graph .......................................   26

      Compliance with Section 16(a) .......................................   27

      Independent Accountants .............................................   27

      Annual Report .......................................................   28

      Other Business ......................................................   28

      Audit Committee Charter .......................................   Appendix

Proxy Statement 2003

Invitation to Annual Meeting

                 C&D Technologies, Inc., 1400 Union Meeting Road
                    Blue Bell, PA 19422-0858, (215) 619-2700

                      (This Page intentionally left blank)

                                        April 28, 2003

Dear Stockholder:

      We cordially invite you to attend the Annual Meeting of Stockholders of C&D Technologies, Inc. to be held on Wednesday, May 28, 2003, at 10:00 a.m., at the Plymouth Meeting Doubletree Hotel, 640 W. Germantown Pike, Plymouth Meeting, Pennsylvania. Your Board of Directors and management look forward to personally greeting you there. Directions to the Doubletree Hotel are listed on the back of this letter.

      Whether or not you plan to attend, your shares will be represented and voted at the Annual Meeting if you promptly complete, sign, date and return the enclosed proxy card in the envelope we have provided. Alternatively, you may submit your proxy through the Internet or by telephone as indicated on the enclosed proxy card.

      We thank you for your cooperation and continued support.

                                        Sincerely,

                                        /s/ William Harral, III
                                        WILLIAM HARRAL, III
                                        Chairman of the Board

               DIRECTIONS TO THE PLYMOUTH MEETING DOUBLETREE HOTEL

From Philadelphia Airport - Take 95 South to 476 North, follow to Exit #20 (Germantown Pike-west). Bear right onto Germantown Pike and follow for three lights (approximately 1/2 mile). Make right onto Hickory Road. Go to the next traffic light and turn left on Fountain Road. Hotel is on your right.

From North/East - Take the New Jersey Turnpike to Exit #6, PA turnpike. Go west to Exit #333 (old Exit 25) - Norristown, and follow signs for Plymouth Road. Go to the first light and make a left. Go to the next light and make a right onto Germantown Pike. Go to the second light (approximately 1/2 mile) and make a right on Hickory Road. Go to the next traffic light and turn left on Fountain Road. Hotel is on your right.

From South - take 95 North to 476 North. Once on 476 North, follow "From Philadelphia Airport" directions above.

From West - Take the PA turnpike to Exit #333 (Old Exit #25). Follow signs to Plymouth Road. Go to the first light, and make a left onto Plymouth Road. Go to the next light and make a right onto Germantown Pike. Go to the second light (approximately 1/2 mile) and make a right on Hickory Road. Go to the next traffic light and turn left on Fountain Road. Hotel is on your right.

--------------------------------------------------------------------------------

                             C&D TECHNOLOGIES, INC.
                             1400 Union Meeting Road
                          Blue Bell, Pennsylvania 19422

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 28, 2003

--------------------------------------------------------------------------------

      The Annual Meeting of Stockholders of C&D Technologies, Inc. ("C&D") will be held at the Plymouth Meeting Doubletree Hotel, 640 W. Germantown Pike, Plymouth Meeting, Pennsylvania, on Wednesday, May 28, 2003, at 10:00 a.m., for the following purposes:

      1.    To elect directors of C&D for the ensuing year.

      2. To transact such other business as may properly come before the meeting and any adjournments of the meeting.

      Stockholders of record at the close of business on April 4, 2003 will be entitled to notice of and to vote at the meeting.

      If you are unable to be present personally, please sign and date the enclosed proxy, which is being solicited by the Board of Directors, and return it promptly in the enclosed envelope. You may also submit your proxy through the Internet or by telephone.

                                        BY ORDER OF THE BOARD
                                        OF DIRECTORS

                                        /s/ Linda R. Hansen
                                        LINDA R. HANSEN
                                        Secretary

April 28, 2003

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

                             C&D TECHNOLOGIES, INC.

                             1400 Union Meeting Road
                          Blue Bell, Pennsylvania 19422

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 28, 2003

      Your proxy is solicited by and on behalf of the Board of Directors of C&D Technologies, Inc. ("C&D", "we" or "our") to be used at the Annual Meeting of Stockholders to be held at the Plymouth Meeting Doubletree Hotel, 640 W. Germantown Pike, Plymouth Meeting, Pennsylvania, on Wednesday, May 28, 2003 at 10:00 a.m., and at any adjournment of the meeting. The following questions and answers provide important information about the Annual Meeting and this Proxy Statement.

What am I voting on?

      o     Election of directors

Who is entitled to vote?

      Stockholders as of the close of business on April 4, 2003 (the "Record Date") are entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date.

How do I vote?

      You should sign and date each proxy you receive and return it in the enclosed, self-addressed envelope. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf FOR the election of the nine directors. You may also vote in person at the meeting. Stockholders may also vote their shares through the Internet or by telephone by following the instructions provided on the enclosed proxy card.

How are proxies solicited?

      C&D will bear the cost of the solicitation of proxies. We will make solicitations initially by first class mail; however, officers and regular employees of C&D may solicit proxies personally or by telephone or the Internet. We will not compensate those persons specifically for these services. C&D will reimburse brokers, banks, custodians, nominees and fiduciaries holding shares of Common Stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of these shares.

      We are mailing this Proxy Statement to stockholders on or about April 28, 2003.

How should I sign the proxy?

      You should sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as attorney, executor, administrator, guardian, trustee, or the officer or agent of a company), you should indicate your name and title or capacity. If you hold the stock in custody for a minor (for example, under the Uniform Transfers to Minors Act), you should sign your own name as custodian, not the name of the minor. If you hold the stock in joint ownership with another person or persons, one owner may sign on behalf of all the owners.

May I revoke my proxy?

      You have the right to revoke your proxy at any time before the meeting by
(1) delivering a written revocation to the Secretary of C&D or (2) returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting. A vote through the Internet or by telephone may be revoked by (1) executing a later-dated proxy card, (2) by subsequently voting through the Internet or by telephone, or (3) by attending the annual meeting and voting in person.

What does it mean if I receive more than one proxy card?

      If you hold shares registered in more than one account, you will receive a proxy card for each account. You should sign and return all proxies so that all your shares will be voted.

Who will count the votes?

      A representative of Mellon Investor Services, L.L.C., C&D's transfer agent, will tabulate the votes and act as the independent inspector for the election.

What constitutes a quorum?

      We are required to have a quorum to hold the Annual Meeting. A quorum is a majority of the outstanding shares, present or represented by proxy. As of the Record Date, 25,594,301 shares of Common Stock were issued and outstanding. Abstentions and broker non-votes (which we define below) are counted as if stockholders were present for purposes of determining whether a quorum is present at the meeting.

How many votes are needed for the approval of each item?

      Voting in the election of directors is not cumulative; directors will be elected by a plurality of the votes cast at the Annual Meeting, which means that the nine nominees with the most votes will be elected directors. We will count only votes cast for a nominee. Accordingly, abstentions and broker non-votes are not counted for purposes of voting in the election of directors. Your proxy will be voted FOR the nine nominees described in this Proxy Statement unless you instruct us to the contrary in your proxy.

What is a "broker non-vote"?

      A "broker non-vote" occurs when a stockbroker submits a proxy that does not indicate a vote for a proposal because the stockbroker has not received instructions from the beneficial owners on how to vote on the proposal and does not have the authority to vote without instructions.

What percentage of C&D Common Stock do directors and executive officers own?

      Together, our directors and executive officers owned approximately 3.6% of our Common Stock on February 28, 2003. We have provided you with details on pages 6 and 10.

Who are the largest stockholders?

      As of February 28, 2003, FMR Corporation owned 2,663,706 shares (or 10.4%), Wachovia Corporation owned 2,415,653 shares (or 9.4%), J.L. Kaplan Associates, LLC owned 2,224,573 shares (or 8.7%), Barclays Global Investors NA. owned 2,197,468 shares (or 8.5%), Paradigm Capital Management, Inc. owned 1,551,650 shares (or 6.0%), T. Rowe Price Associates, Inc owned 1,502,000 shares (or 5.8%) and

Franklin Resources, Inc owned 1,292,076 shares (or 5.0%). See page 4 for details.

What is the deadline for submitting stockholder proposals at our 2004 annual meeting?

      Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the Securities and Exchange Commission ("SEC"), wishes to submit a proposal for inclusion in C&D's proxy statement for its 2004 annual meeting of stockholders must deliver such proposal in writing to C&D's Secretary at C&D's principal executive offices at the address at the front of this proxy statement no later than December 30, 2003.

      Pursuant to Article II, Section 11 of C&D's By-laws, if a stockholder wishes to present at C&D's 2004 annual meeting of stockholders (i) a proposal relating to nominations for and election of directors or (ii) a proposal relating to a matter other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals set forth in C&D's By-laws, which are summarized below. Written notice of any such proposal containing the information required under C&D's By-laws, as described herein, must be delivered in person, by first class United States mail, postage prepaid or by reputable overnight delivery service to C&D's Secretary at C&D's principal executive offices at the address at the front of this proxy statement during the period commencing on December 30, 2003 and ending on January 29, 2004.

      A written proposal of nomination for a director must set forth (a) the name and address of the stockholder who intends to make the nomination (the "Nominating Stockholder"), (b) the name, age, business address and, if known, residence address of each person so proposed, (c) the principal occupation or employment of each person so proposed for the past five years, (d) the number of shares of capital stock of C&D beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock, (e) a description of any arrangement or understanding between each person so proposed and the Nominating Stockholder with respect to such person's proposal for nomination and election as a director and actions to be proposed or taken by such person as a director, (f) the written consent of each person so proposed to serve as a director if nominated and elected as a director and (g) such other information regarding each such person as would be required under the proxy solicitation rules of the SEC if proxies were to be solicited for the election as a director of each person so proposed. The candidates nominated by stockholders for election as a member of C&D's Board of Directors who will be eligible to be considered or acted upon for election at the 2004 annual meeting will be those nominated in accordance with the By-law provisions summarized in this section, and any stockholder nominee not nominated in accordance with such provisions will not be considered or acted upon for election as a director at such meeting of stockholders.

      A stockholder proposal relating to a matter other than a nomination for election as a director must set forth information regarding the matter equivalent to the information that would be required under the proxy solicitation rules of the SEC if proxies were solicited for stockholder consideration of the matter at a meeting of stockholders. Only stockholder proposals submitted in writing in accordance with the By-law provisions summarized above will be eligible for presentation at the 2004 annual meeting of stockholders, and any matter not submitted to C&D's Board of Directors in accordance with such provisions will not be considered or acted upon at such meeting.

                             PRINCIPAL STOCKHOLDERS

      As of February 28, 2003, the persons listed in the following table were the only persons known to us (based on information set forth in Schedules 13G or 13G/A filed with the SEC) to be the beneficial owners of more than five percent of our outstanding shares of Common Stock.

                                                     Shares of
         Name and Address of                       Common Stock          Percent
           Beneficial Owner                      Beneficially Owned     of Class
         -------------------                     ------------------     --------

FMR Corporation (1) ......................           2,663,706            10.4%
82 Devonshire Street
Boston, Massachusetts 02109

Wachovia Corporation (2) .................           2,415,653             9.4%
One Wachovia Center
Charlotte, North Carolina 28288

J.L. Kaplan Associates, LLC (3) ..........           2,224,573             8.7%
222 Berkeley Street
Boston, Massachusetts 02116

Barclays Global Investors NA. (4) ........           2,197,468             8.5%
45 Freemont Street
San Francisco, California 94105

Paradigm Capital Management, Inc. (5) ....           1,551,650             6.0%
9 Elk Street
Albany, New York 12207

T. Rowe Price Associates, Inc (6) ........           1,502,000             5.8%
100 E. Pratt Street
Baltimore, Maryland 21202

Franklin Resources, Inc. (7) .............           1,292,076             5.0%
One Franklin Parkway
San Mateo, California 94403

----------

(1) Based on the Schedule 13G/A, dated February 14, 2003, filed by FMR Corporation. This party has sole voting power with respect to 130,506 shares and sole dispositive power with respect to all the shares listed opposite its name in the table.

(2) Based on the Schedule 13G, dated February 13, 2003, filed by Wachovia Corporation. This party has sole voting power with respect to 197,500 shares, sole dispositive power with respect to 2,405,653 shares and shared voting power with respect to 14,000 shares.

(3) Based on the Schedule 13G, dated February 6, 2002, filed by J.L. Kaplan Associates, LLC. This party has sole voting power with respect to 1,632,800 shares and sole dispositive power with respect to all the shares listed opposite its name in the table.

(4) Based on the Schedule 13G, dated February 10, 2003, filed by Barclays Global Investors NA. This party has sole voting and dispositive power with respect to all the shares listed opposite its name in the table.

(5) Based on the Schedule 13G/A, dated February 14, 2003, filed by Paradigm Capital Management, Inc. This party has shared voting and dispositive power with respect to all the shares listed opposite its name in the table.

(6) Based on the Schedule 13G, dated February 14, 2003, filed by T. Rowe Price Associates, Inc. ("Price Associates"). This party has sole voting power with respect to 357,700 shares and sole dispositive power with respect to all the shares listed opposite its name in the table. These securities are owned by various individual and institutional investors including Price Associates which owns 1,502,000 shares, representing 5.8% of the shares outstanding, which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7) Based on the Schedule 13G, dated February 12, 2003, filed by Franklin Resources, Inc. This party has sole voting power with respect to 685,000 shares and sole dispositive power with respect to all the shares listed opposite its name in the table.

                       BENEFICIAL OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of February 28, 2003, the beneficial ownership of our Common Stock held by our directors and nominees for directors, each executive officer who is named in the Summary Compensation Table and all directors and executive officers as a group.

                                                             Shares of
                                                            Common Stock         Percent
Name of Person or Identity of Group                    Beneficially Owned (1)  of Class (1)
-----------------------------------                    ----------------------  ------------
Directors and
Nominees for Directors:

William Harral, III ..............................             55,723                *
Wade H. Roberts, Jr...............................            243,970                *
Peter R. Dachowski ...............................             16,073                *
Kevin P. Dowd ....................................             26,502                *
Robert I. Harries ................................              8,502                *
Pamela S. Lewis ..................................             24,005                *
George MacKenzie .................................             19,827                *
John A. H. Shober ................................             34,348                *
Stanley W. Silverman .............................              1,022                *

Named Executive Officers Who Are Not Directors:

Charles R. Giesige, Sr............................             60,199                *
Linda R. Hansen ..................................             64,329                *
Apostolos T. Kambouroglou ........................            150,598                *
Stephen E. Markert, Jr............................            152,896                *

All directors and executive
  officers as a group (17 persons) ...............            962,344              3.6%

----------

*     Less than 1% of outstanding shares of Common Stock

(1) The shares of Common Stock beneficially owned as of February 28, 2003 include fully vested and presently exercisable options, and options that will vest within 60 days after such date, to purchase (a) 20,000 shares for each of Messrs. Harral, Dowd and Shober and Dr. Lewis; (b) 16,000 for Mr. MacKenzie; (c) 13,416 shares for Mr. Dachowski; (d) 4,000 shares for Mr. Harries; (e) 1,022 shares for Mr. Silverman; (f) 213,733 shares for Mr. Roberts; (g) 136,760 shares for Mr. Markert; (h) 116,720 shares for Mr. Kambouroglou; (i) 57,960 shares for Ms. Hansen; (j) 50,720 shares for Mr. Giesige; and (k) 764,581 shares for all executive officers and directors as a group. In determining Percent of Class, the number of shares outstanding includes shares issuable to the specific director, officer or group identified in the table, on exercise of stock options within 60 days of February 28, 2003, but no other shares issuable on exercise of stock options by any other person.

      The following table sets forth information regarding equity compensation plans of C&D.

                                                    Equity Compensation Plan Information
                               ----------------------------------------------------------------------------

                                                                                    Number of securities
                                                                                   remaining available for
                               Number of securities                                 future issuance under
                                   to be issued            Weighted-average       equity compensation plans
                                 upon exercise of         exercise price of         (excluding securities
                               outstanding options,      outstanding options,             reflected
Plan category                  warrants and rights       warrants and rights           in column (a))
-------------                  -------------------       -------------------           --------------
                                       (a)                       (b)                         (c)
Equity compensation
plans approved by
security holders .......            2,470,924                   $23.06                   1,871,168(1)
Equity compensation
plans not approved by
security holders (2) ...               30,450                    20.08                     469,550
                                    ---------                                            ---------
Total ..................            2,501,374                   $23.02                   2,340,718
                                    =========                                            =========

(1) In accordance with C&D's 1998 Stock Option Plan, annual retainers of non-employee board members are paid via grants of common stock. See "Executive Compensation - Compensation of Directors."

(2) The C&D Technologies, Inc. Approved Share Option Plan was adopted by the Board of Directors and approved by the Inland Revenue of the United Kingdom in 2001. The purpose of the plan is to enable C&D to offer employees of C&D and its subsidiaries, particularly employees in the United Kingdom, stock options to purchase Common Stock. C&D will not grant any stock options under this plan to any director or executive officer of C&D. The maximum number of shares of C&D Common Stock that may be issued under the plan is 500,000 shares. Stock options to purchase Common Stock may be granted by the Board at an exercise price of not less than the market value on the date of grant. The term of each stock option will be fixed by the Board of Directors, but no stock option will be exercisable more than ten years after the date the stock option is granted. The plan may be terminated at any time by the Board of Directors, except that the rights of an optionee of a stock option granted prior to termination may not be impaired without the consent of the optionee. As is the case for all of C&D's option plans, no outstanding stock option under the plan will be repriced, regranted or amended so as to decrease the exercise price of the stock option without the approval of the stockholders, except for any appropriate adjustments resulting by reason of any subdivision of share capital, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock.

----------

                              ELECTION OF DIRECTORS

      At the Annual Meeting, you will be electing nine directors, which constitutes the entire Board of Directors. Each nominee for director has consented to being named as a nominee in this Proxy Statement and to serve if elected. However, if any nominee should become unable to serve as a director for any reason, the named proxies will vote for a substitute nominee designated by the Board of Directors or, if none is so designated, will vote according to their judgment.

      Directors are elected annually to serve until the next annual meeting of stockholders or until their successors have been elected or until the annual meeting following the year in which he/she reaches age 70, pursuant to the provisions of the charter of the Nominating/Corporate Governance Committee.

      Recommendation. The Board of Directors recommends a vote FOR the nine nominees for election as directors at the Annual Meeting.

      The names of the nine nominees for director and certain information regarding them are as follows:

Name of Nominees for Director                                                Age
-----------------------------                                                ---

William Harral, III (1)(2) ...............................................    63
Wade H. Roberts, Jr.......................................................    56
Peter R. Dachowski (3) ...................................................    54
Kevin P. Dowd (1) ........................................................    54
Robert I. Harries (1) ....................................................    59
Pamela S. Lewis (3) ......................................................    46
George MacKenzie (2)(3) ..................................................    54
John A. H. Shober (2)(3) .................................................    69
Stanley W. Silverman (1) .................................................    55

----------

(1)   Member of the Compensation Committee.

(2)   Member of the Nominating/Corporate Governance Committee.

(3)   Member of the Audit Committee.

      William Harral, III has been a director of C&D since July 1996 and Chairman of the Board since April 1999. He is currently President of the Barra Foundation, a private Foundation located in Wyndmoor, PA. He was formerly acting Dean of LeBow College of Business, Drexel University in Philadelphia, Pennsylvania. From June 1997 to December 1999, Mr. Harral served as Senior Counselor for The Tierney Group, a strategic communications company. He was President and Chief Executive Officer of Bell Atlantic - Pennsylvania, Inc. (formerly Bell of Pennsylvania) from 1994 to March 1997. Mr. Harral also served as a director of Bell Atlantic - Pennsylvania, Inc. and serves on the board of The Bryn Mawr Trust Company, a commercial bank.

      Wade H. Roberts, Jr. joined C&D as President and Chief Operating Officer in October 1998 and became Chief Executive Officer in April 1999. Prior to joining C&D, Mr. Roberts was Vice President and Group Executive of IDEX Corporation and President of its Hale Products, Inc. subsidiary, a manufacturer of vehicle mounted fire pumps and the "Jaws of Life(TM)," from 1994 to 1998.

      Peter R. Dachowski has been a director of C&D since February 2000. He has been President of Isover, the worldwide Insulation Division of Compagnie de Saint-Gobain since 1996. He was, from 1994 to 1996, Executive Vice President of Saint-Gobain's subsidiary, CertainTeed Corporation, responsible for both exterior building products and insulation activities, following a series of financial and operating positions with CertainTeed, including Vice President and Treasurer, Vice President and Controller, Division President and Group Vice President. He serves or has served as Chairman or member of a number of supervisory boards of various European and South American affiliates of Saint-Gobain, two of which had shares traded on the Frankfurt and Mexico City exchanges. He is an international trustee of International House of Philadelphia, a member of the board of The Philadelphia Orchestra Association, a member of the Advisory Councils to the Graduate School of Business, University of Chicago and a member of the Joint Center for Housing Studies, Harvard University.

      Kevin P. Dowd has been a director of C&D since January 1997. He was formerly a director, President and Chief Executive Officer of Checkpoint Systems, Inc., a manufacturer and supplier of electronic security systems for retail and commercial customers. Mr. Dowd was President and Chief Operating Officer of Checkpoint Systems from 1993 to 1995 and prior to that served as the Executive Vice President of Checkpoint Systems. Mr. Dowd is also a director of Holy Redeemer Health System, MAB Paints, Inc. and NoVo Vascular, Inc.

      Robert I. Harries has been a director of C&D since May 2002. He is Senior Vice President of FMC Corporation and General Manager of its' Industrial Chemicals Group and Shared Services. He was elected vice president in 1992. Prior to joining FMC in 1977, Mr. Harries spent five years in management consulting with McKinsey & Company and three years in financial management with W.R. Grace. He is on the Board of Advisors of the Metropolitan Career Center and is a member of its board of directors.

      Pamela S. Lewis has been a director of C&D since June 1998. Dr. Lewis is currently President of Queens University of Charlotte located in Charlotte, North Carolina. Formerly, Dr. Lewis served as Dean of the McColl School of Business at Queen's College, beginning June 2000. From June 1997 through May 2000, she was a Professor of Management and Dean of LeBow College of Business, Drexel University in Philadephia, Pennsylvania. Prior to her association with Drexel University, Dr. Lewis served as professor and administrator in the Department of Management at the University of Central Florida from 1987 to 1997. Her professional specialization is in the field of strategic planning, with a particular emphasis on competitive and marketing strategy. Dr. Lewis is also a director of Charming Shoppes, Inc.

      George MacKenzie has been a director of C&D since April 1999. He was Executive Vice President and Chief Financial Officer of GLATFELTER through May 2002. He was formerly Vice Chairman of the Board of Hercules, Incorporated, a specialty chemical company. During his 22 years with Hercules, Incorporated, Mr. MacKenzie held a number of senior management and financial positions. He serves on the Board of Trustees of the Medical Center of Delaware, and is a member of the Investment Committee at the University of Delaware. Mr. MacKenzie is also a member of both the American and the Pennsylvania Institutes of Certified Public Accountants. He is a director of Central Vermont Public Service Corporation and Safeguard Scientifics, Inc.

      John A. H. Shober has been a director of C&D since July 1996. He has been a director of Penn Virginia Corporation, a natural resources company, from 1989 to 2001, and was Vice Chairman of its board of directors from 1992 to 1996, and President and Chief Executive Officer from 1989 to 1992. Mr. Shober is also a director of Airgas, Inc., Ensign-Bickford Industries, Inc., First Reserve Corporation, MIBRAG mbH and several other organizations, including The Eisenhower Fellowships.

      Stanley W. Silverman has been a director of C&D since February 2003. He has been the President and Chief Executive Officer and a member of the board of directors of PQ Corporation since 2000. He was appointed Executive Vice President and Chief Operating Officer of PQ Corporation in 1991. Mr. Silverman is a member of the board of trustees of Drexel University. He is also a board member of the American Chemistry Council, the Soap and Detergent Association and Philadelphia Academies, Inc.

                           CURRENT EXECUTIVE OFFICERS

      Our current executive officers, and certain information regarding them other than Mr. Roberts, whose information is included under "Election of Directors," are listed below. All data is as of February 28, 2003.

                                                                                       Shares of Common
                                                                                      Stock Beneficially
Name                                            Offices with C&D                Age        Owned (1)
----                                            ----------------                ---        ---------
David A. Fix .......................     Vice President and General              47         32,468
                                           Manager - Powercom Division
Charles R. Giesige, Sr. ............     Vice President and General              47         60,199
                                           Manager - Dynasty Division
Linda R. Hansen ....................     Vice President, General Counsel         55         64,329
                                           and Corporate Secretary
James D. Johnson ...................     Vice President and General              45         36,567
                                           Manager - Power Electronics
                                           Division
Apostolos T. Kambouroglou ..........     Vice President - Operations             60        150,598
Stephen E. Markert, Jr. ............     Vice President - Finance and            51        152,896
                                           Chief Financial Officer
Robert M. Scott ....................     Vice President and General              64          1,259
                                           Manager - Motive Power Division
John A. Velker .....................     Vice President - Corporate              50         34,056
                                           Development

----------

(1) The shares of Common Stock beneficially owned as of February 28, 2003 include fully vested and presently exercisable options, and options that will vest within 60 days after such date, to purchase (a) 30,520 shares for Mr. Fix; (b) 50,720 shares for Mr. Giesige; (c) 57,960 shares for Ms. Hansen; (d) 34,740 shares for Mr. Johnson; (e) 116,720 shares for Mr. Kambouroglou; (f) 136,760 shares for Mr. Markert; (g) no shares for Mr. Scott; and (h) 28,990 shares for Mr. Velker. In determining Percent of Class, the number of shares outstanding includes shares issuable to the specific officer identified in the table on exercise of stock options within 60 days of February 28, 2003, but no other shares issuable on exercise of stock options by any other person.

      David A. Fix was appointed Vice President and General Manager - Powercom Division in March 2001. He held the title of Vice President - Powercom Sales from July 1999 through February 2001. Prior to joining C&D, Mr. Fix was Vice President, Sales and Marketing for Pyron, Inc., a manufacturer of metal powders, from August 1995 through July 1999.

      Charles R. Giesige, Sr. was appointed Vice President and General Manager - Dynasty Division in March 1999. Prior to joining C&D, Mr. Giesige spent fifteen years with Johnson Controls, Inc., a leading supplier of automotive seating, interiors, batteries and facility management and control systems. In that time he held numerous financial and senior level management positions, including General Manager of the Specialty Battery Division.

      Linda R. Hansen was appointed Vice President, General Counsel and Corporate Secretary in June 1999. Prior to joining C&D, Ms. Hansen held the positions of Vice President, General Counsel and Secretary of BetzDearborn, Inc. from July 1997 through October 1998. Ms. Hansen previously held positions including Senior Vice President, General Counsel with Fisher Scientific Company and its predecessor in interest, Curtin Matheson Scientific, Inc., from 1987 to 1997.

      James D. Johnson was appointed Vice President and General Manager - Power Electronics Division in August 2001, and has also held the title of Vice President, Operations for the Division since joining C&D in August 1998. From 1996 through 1998, Mr. Johnson worked for Interpoint, a CRANE CO. company, which designs miniature, high-density power converters and microelectronic circuits for aerospace, defense, implantable medical devices and other applications. Mr. Johnson held various senior level management positions with his former employer, including Vice President of Operations.

      Apostolos T. Kambouroglou was appointed Vice President - Operations effective November 1997. He held the title of Vice President and General Manager
- Motive Power Systems from February 1995 until November 1997. He joined C&D in March 1991 as Plant Manager of the Conyers, Georgia plant, and subsequently held the positions of Senior Director - Standby Operations and Vice President - Operations, C&D Powercom.

      Stephen E. Markert, Jr. was appointed Vice President - Finance and Chief Financial Officer in February 1995. He joined C&D in May 1989 as Corporate Controller.

      Robert M. Scott was appointed Vice President and General Manager - Motive Power Division in July 2002. Prior to joining C&D in this capacity, he had served as the Plant Manager of the division's Huguenot, New York facility. Mr. Scott previously served as President & Chief Executive Officer of Friction Material Company, Inc., a manufacturer of certain products for the automotive industry, for 16 years.

      John A. Velker was appointed Vice President - Corporate Development in November 1999. From 1996 to 1998, Mr. Velker was with Dominion Group Limited, an investment banking and merchant banking firm focusing on telecommunications, first as Vice President, and later as Senior Vice President.

                              CORPORATE GOVERNANCE

      C&D is determined to maintain the "best practices" of corporate governance. The Board of Directors is responsible for overseeing the direction, affairs and management of C&D, recognizing its fiduciary duty to C&D's stockholders. All of the members of the Board of Directors, other than the Chief Executive Officer, are "independent" under the current and proposed rules of the New York Stock Exchange. All directors stand for election annually.

      It is the policy of the Board of Directors that independent directors meet in executive session, without management participation, at least once each year and that time be made available at the end of each regularly scheduled Board meeting to provide an opportunity for the independent directors to meet in executive session. At least annually, the Board of Directors conducts a self-evaluation of its performance and the performance of each Board committee for the purpose of determining whether the Board and the Board committees are functioning effectively.

Committees of the Board of Directors

      The Board of Directors has established a Nominating/Corporate Governance Committee, an Audit Committee and a Compensation Committee.

      The Nominating/Corporate Governance Committee

      The Nominating/Corporate Governance Committee consists of three independent directors. The Nominating/Corporate Governance Committee is charged with overseeing C&D's corporate governance procedures. The Committee has the primary responsibility for screening and identifying individuals qualified to become Board members, with input from other members of the Board and in consultation with the Chief Executive Officer, and for selecting, or recommending that the Board select, director nominees for C&D's annual meetings. The Committee will consider nominees recommended by stockholders in writing in accordance with the Company's By-laws. In addition, it is also generally responsible for Board operations and effectiveness, meeting agendas, Board compensation and compliance with stock ownership guidelines. The Nominating/Corporate Governance Committee, in consultation with the Chairman of the Board and Chief Executive Officer, is responsible for committee assignments, subject to Board approval.

      The Audit Committee

      The Audit Committee is comprised of four directors, none of whom is an officer of C&D and all of whom are considered "independent" under the listing standards of the New York Stock Exchange. All members of the Audit committee are "financially literate" and at least one member, George MacKenzie, is a "financial expert," as those terms are defined by SEC and New York Stock Exchange rules. As a general rule, Audit Committee members may not serve on audit committees of more than two other public companies. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as an appendix to this proxy statement.

The Audit Committee has the sole authority to appoint or replace C&D's independent accountants. The Audit Committee is also responsible for:

o establishing the compensation and oversight of the work of C&D's independent accountants, including resolution of disagreements, if any, between management and the independent accountants regarding financial reporting;

o considering, in consultation with the independent accountants and management, the planned scope of the annual audit of financial statements;

o pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed by the independent accountants;

o evaluating the qualifications, performance and independence of the independent accountants;

o monitoring, on behalf of our Board of Directors, C&D's financial reporting process and C&D's internal controls and accounting practices; and

o performing those other duties and responsibilities set forth in the Audit Committee's Charter and the rules of the New York Stock Exchange.

      The Compensation Committee

      The Compensation Committee is responsible for establishing C&D's basic compensation philosophy, reviewing and monitoring the development and operation of compensation programs to ensure fidelity with the core principles of C&D's compensation philosophy as well as their alignment with C&D's strategic objectives and stockholder interests, and reviewing, modifying and approving recommendations concerning management compensation. The Committee has sole authority to retain and terminate any consulting firm engaged to assist in the evaluation of director, Chief Executive Officer or senior executive compensation, including sole authority to approve the consulting firm's fees and other retention terms. The Committee is composed of four independent directors. The Committee's actions and decisions are reported to the full Board.

      Meetings of the Board of Directors and Committees

      The Board of Directors held five meetings during the year ended January 31, 2003. The Nominating/Corporate Governance Committee held three meetings, the Compensation Committee held four meetings and the Audit Committee held nine meetings. During the last fiscal year, all of the directors attended 100% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board of Directors on which such director served during such year, except one who attended 86%.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee has reviewed C&D's audited, consolidated financial statements and discussed those statements with management. The Audit Committee has also discussed with PricewaterhouseCoopers LLP, C&D's independent public accountants during the fiscal year ended January 31, 2003, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

      The Audit Committee received from PricewaterhouseCoopers LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP matters relating to its independence. The Audit Committee also considered the compatibility of the provision of non-audit services by PricewaterhouseCoopers LLP with the maintenance of PricewaterhouseCoopers LLP 's independence.

      On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that C&D's audited consolidated financial statements be included in C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2003, and be filed with the Securities and Exchange Commission.

      Fees of Independent Accountants

      The work performed for C&D by PricewaterhouseCoopers LLP during the fiscal year ended January 31, 2003 was approved by C&D's Audit Committee. Effective February 24, 2003, the Board of Directors amended the Audit Committee charter to provide that the Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountant, subject to de minimus exceptions for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the fiscal years ended January 31, 2003 and 2002, were:

                            Audit and Non-Audit Fees

                                                   Fiscal Year Ended January 31,
                                                   -----------------------------

                      Fee Category                      2003         2002
                      ------------                      ----         ----

Audit Fees (1) .............................          $729,475    $  606,950

Audit-Related Fees (2) .....................            36,000     1,214,050

Tax Fees (3) ...............................            19,626        29,900

All Other Fees (4) .........................                --            --

(1) The Audit fees for the years ended January 31, 2003 and 2002 were for professional services rendered for the audits of the consolidated financial statements of the Company and its foreign subsidiaries statutory audits.

(2) The Audit-related fees for the years ended January 31, 2003 and 2002 were for assurance and other services related to employee benefit plan audits, due diligence in conjunction with acquisitions that did not close, accounting consultations and an audit in connection with one acquisition.

(3) The Tax fees for the years ended January 31, 2003 and 2002 were for services related to the Company's foreign subsidiaries.

(4) There were no fees associated with All Other for the years ended January 31, 2003 and 2002.

      The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

                                        George MacKenzie, Chair
                                        Peter R. Dachowski
                                        Pamela S. Lewis
April 11, 2003                          John A. H. Shober

                             EXECUTIVE COMPENSATION

                           Summary Compensation Table

      The following table sets forth information concerning annual and long-term compensation we paid for each of the last three fiscal years to our President and Chief Executive Officer and our four other most highly compensated executive officers as of January 31, 2003.

                                                                       Long-Term
                                             Annual Compensation      Compensation
                                             -------------------      ------------

                                                                       Securities             All
                                            Salary                     Underlying            Other
       Name and                Fiscal      (1) (2)       Bonus (3)   Options Granted   Compensation (4)
  Principal Position            Year         ($)            ($)            (#)                ($)
  ------------------           ------      -------       ---------   ---------------   ----------------
Wade H. Roberts, Jr.            2003       $475,309             --       60,000             $7,733
  President and Chief           2002        470,038             --       51,200              5,966
  Executive Officer             2001        401,746       $271,150       60,000              6,632

Charles R. Giesige, Sr.         2003        177,883          8,894       16,200              5,910
  Vice President and            2002        160,839             --       14,760              5,743
  General Manager -             2001        153,167         97,498       16,200              5,958
  Dynasty Division

Linda R. Hansen                 2003        228,333         11,417       20,100              8,121
  Vice President, General       2002        213,286             --       17,280              6,279
  Counsel and Corporate         2001        200,269        108,493       20,000              1,823
  Secretary

Apostolos T. Kambouroglou       2003        161,046          8,204       10,500              5,246
  Vice President -              2002        158,344             --       10,860              4,986
  Operations                    2001        153,728         69,247       15,000              5,229

Stephen E. Markert, Jr.         2003        196,250         10,208       18,000              6,854
  Vice President -              2002        194,843             --       15,780              6,246
  Finance and Chief             2001        185,542         96,010       20,000              5,895
  Financial Officer

----------

(1) Includes amounts deferred under our Nonqualified Deferred Compensation Plan. Does not include the value of certain personal benefits. The estimated value of those personal benefits for each listed officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus paid to that officer for the relevant fiscal year.

(2) From April 1, 2002 thru August 31, 2002, Messrs. Roberts, Markert and Kambouroglou each voluntarily accepted a 5% reduction in base salary. Effective September 1, 2002 the 5% reduction was restored; however Messrs. Roberts and Markert have not accepted an increase to their base salary of $15,000 and $10,000 respectively.

(3) Represents incentive compensation under our Management Incentive Compensation Plan. Includes amounts deferred under our Nonqualified Deferred Compensation Plan.

(4) Except as otherwise noted, these amounts represent employer matching contributions under our Savings Plan and term life insurance premiums paid by C&D. The amounts for the fiscal year ended January 31, 2003 are as follows: (a) $5,508 for the Savings Plan and $2,225 for term life insurance for Mr. Roberts; (b) $5,360 for the Savings Plan and $551 for term life insurance for Mr. Giesige; (c) $6,023 for the Savings Plan and $2,098 for term life insurance for Ms. Hansen; (d) $3,091 for the Savings Plan and $2,156 for term life insurance for Mr. Kambouroglou; and (e) $5,908 for the Savings Plan and $945 for term life insurance for Mr. Markert.

                          Option Grants in Fiscal 2003

      The following table presents certain information concerning the stock options we granted to our President and Chief Executive Officer and the executive officers named in the Summary Compensation Table during the year ended January 31, 2003.

                                                        Individual Grants
                             ----------------------------------------------------------------------
                                Number of       % of Total                                   Grant
                                Securities        Options      Exercise                      Date
                                Underlying      Granted to       Price      Expiration      Present
                             Options Granted   Employees in       Per          Date          Value
         Name                    (#) (1)        Fiscal Year      Share          (2)           (3)
         ----                ---------------   ------------    --------     ----------      -------
Wade H. Roberts, Jr.              60,000           10.5        $20.0800       2/26/12      $554,616
Charles R. Giesige, Sr.           16,200            2.8         20.0800       2/26/12       149,746
Linda R. Hansen                   20,100            3.5         20.0800       2/26/12       185,796
Apostolos T. Kambouroglou         10,500            1.8         20.0800       2/26/12        97,058
Stephen E. Markert, Jr.           18,000            3.2         20.0800       2/26/12       166,385

----------
(1) The first 33 1/3% of the shares covered by these options vested on February 26, 2003, the second 33 1/3% of the shares covered by these options will vest on February 26, 2004 and the remaining 33 1/3% of the shares covered by these options will vest on February 26, 2005. All of a participant's options vest in full upon the participant's retirement, disability or death.

(2) Each option is subject to earlier termination if the officer's employment with C&D terminates under certain circumstances.

(3) The options were valued using the Black-Scholes pricing model. The following assumptions were used to calculate the Black-Scholes value for the option grants above: an expected life of 5.0 years, 47.7% stock price volatility and a 4.4% risk-free return. The annual dividend yield assumption used to calculate the Black-Scholes value was .27%. C&D has used the historical annual dividend yield and stock price volatility rates as assumptions for the Black-Scholes model. These are projections, and therefore there is no guarantee that these assumptions will be the actual annual dividend yield or stock price volatility over the next five years.

   Option Exercises in Last Fiscal Year and Fiscal 2003 Year-End Option Values

      The following table presents certain information concerning the amount and value of all unexercised stock options held by our President and Chief Executive Officer and the executive officers named in the Summary Compensation Table as of January 31, 2003.

                                                               Number of Securities
                                                              Underlying Unexercised       Value of Unexercised In-the-
                                                                Options at 1/31/03           Money Options at 1/31/03
                                                          -----------------------------    ----------------------------
                                                          Exercisable     Unexercisable     Exercisable   Unexercisable
                                                          -----------     -------------     -----------   -------------

                                  Shares
                                 Acquired     Value
                                on Exercise  Realized     Exercisable     Unexercisable        Value          Value
         Name                       (#)        ($)          Shares            Shares           ($)(1)         ($)(1)
         ----                   -----------  --------     -----------     -------------        ------         ------
Wade H. Roberts, Jr.                --          --          157,067          114,133          $248,750          --
Charles R. Giesige, Sr.             --          --           35,220           31,440            32,391          --
Linda R. Hansen                     --          --           39,094           38,286            12,063          --
Apostolos T.  Kambouroglou          --          --          104,820           22,740           696,993          --
Stephen E. Markert, Jr.             --          --          119,094           35,186           709,613          --

----------

(1) Represents the number of shares covered by the option multiplied by the excess of (i) the closing price for shares of Common Stock ($17.35 per share) on January 31, 2003 over (ii) the aggregate exercise price of the option.

Employment Agreements

      Wade H. Roberts, Jr.

      We entered into an amended employment agreement with Mr. Roberts as of October 23, 2000. The agreement provides for a base salary rate of not less than $440,000 per year through March 31, 2001 and $485,000 per year from and after April 1, 2001, as may be adjusted from time to time by the Board of Directors. The employment agreement continues until either party provides to the other party at least 30 days' prior written notice of termination. In addition to base salary, the agreement provides that Mr. Roberts may participate in our employee benefit plans and programs, including our Supplemental Executive Retirement Plan, our stock option plans and our Incentive Compensation Plan. The agreement provides that Mr. Roberts' targeted bonus is 50% of his base salary for the fiscal year ended January 31, 2001 and 55% of his base salary for the fiscal year ending January 31, 2002 and each year thereafter, subject to achievement of targeted objectives. The agreement restricts Mr. Roberts from competing with us during his term and for a period of two years after his termination of employment or, in the case of termination upon a change of control, for a period of three years after his termination of employment.

      The employment agreement provides the following in the event of termination, subject to the terms and conditions of the agreement:

      o In the event of termination by reason of death or disability, we have agreed to continue paying Mr. Roberts' base salary for 180 days after the termination date. In the case of disability, after this period Mr. Roberts would be entitled to any amounts due and owing pursuant to any disability policy sponsored or made available by us to the extent he qualifies under the terms of the policy.

      o Upon termination for any reason other than pursuant to a change of control, Mr. Roberts will be entitled to his base salary through the date of termination, any bonus earned under any incentive compensation or bonus plan but not yet paid for the fiscal year ended prior to termination, a prorated bonus for the fiscal year in which termination occurs equal to the bonus of the prior year times the percentage of the year completed and accrued vacation pay, except that in the event of termination for cause, as defined in the agreement, or by Mr. Roberts voluntarily, Mr. Roberts would not be entitled to receive a prorated bonus.

      o If we terminate Mr. Roberts' employment for any reason other than cause, death, disability or pursuant to a change of control, in addition to the benefits to which he may be entitled under the agreement, for a two-year period after termination we will continue to pay Mr. Roberts his base salary at the rate in effect on the date of termination and his incentive bonus as soon as administratively practicable following the close of the fiscal year in which termination occurs and the fiscal year thereafter. Mr. Roberts will also be entitled to all rights and benefits under our benefit and incentive plans and perquisite programs.

      Upon termination by us after a "change of control" or by Mr. Roberts for "good reason," as those terms are defined in the employment agreement, Mr. Roberts will receive the following:

      o a lump-sum payment equal to all accrued obligations, consisting of his base salary through the date of termination, any bonus earned under any incentive compensation or bonus plan but not yet paid for the fiscal year ended prior to termination, a prorated bonus for the fiscal year in which termination occurs equal to the bonus of the prior year times the percentage of the year completed and accrued vacation pay;

      o a lump-sum payment of an amount equal to three years of his base salary;

      o a lump-sum payment of an amount equal to three of his annual incentive bonuses, which payment shall be equal to the greater of
            (i) the amount of all incentive bonuses paid to him with respect to each of the three most recently completed fiscal years for which a bonus has been paid or (ii) the incentive bonus paid to him with respect to the two most recently completed fiscal years for which a bonus has been paid plus an amount equal to his target bonus, as described in the agreement;

      o continued participation for three years in all health, medical and similar benefit plans in which he was participating immediately prior to the date of termination, except for any disability plans;

      o     immediate vesting of all unvested stock options;

      o amounts payable under our Supplement Executive Retirement Plan and our Deferred Compensation Plan upon a change of control;

      o     outplacement services; and

      o in the event any of these payments cause Mr. Roberts to be subject to an excise tax under the Internal Revenue Code (the "Code"), a gross-up bonus payment.

      Other Executive Employment Agreements

      We have also entered into employment agreements with Ms. Hansen, Mr. Markert, Mr. Giesige and Mr. Kambouroglou. Their annual base salaries under these agreements are subject to increase during the course of the year by the Compensation Committee of the Board of Directors. Effective September 1, 2002, their respective base salaries are: Ms. Hansen, $240,000, Mr. Markert, $210,000, Mr. Giesige, $185,000 and Mr. Kambouroglou, $167,000. (See also Note #2 to Summary Compensation Table.)

      Each executive's employment agreement continues on a month-to-month basis unless terminated by either party on 30 days' prior written notice. Each of the agreements restricts the executive from competing with us during the executive's respective term and for a period of one year after the executive's termination of employment, or, in the case of termination upon a change of control, for a period of two years after the executive's termination of employment. Each of the agreements also provides, subject to the terms and conditions of the agreement, that if the executive's employment is terminated by us without cause or as a result of the non-renewal of the agreement, we must pay the executive his/her base salary in effect at the date of termination for a one-year period. In the event of termination by reason of death, we have agreed to continue paying the executive's base salary for 180 days after the termination date. In the event of termination due to disability, as defined in the agreements, we will pay any accrued but unpaid base salary through the date of termination.

      Upon termination by us after a "change of control" or by the executive for "good reason," as those terms are defined in the employment agreements, the executive will receive the following:

      o a lump-sum payment equal to the executive's base salary through the date of termination and all benefits that have accrued to the executive under the terms of all employee benefits plans in which the executive participates;

      o a lump-sum payment of an amount equal to two years of the executive's base salary;

      o a lump-sum payment of an amount equal to two of the executive's annual incentive bonuses, as described in the agreement, which payment shall be equal to the greater of (i) the amount of all incentive bonuses paid to him or her with respect to each of the two most recently completed fiscal years for which a bonus has been paid or (ii) the incentive bonus paid to him or her with respect to the most recently completed fiscal year for which a bonus has been paid plus an amount equal to his or her target bonus, as described in the agreement;

      o continued participation for two years in all health, medical and similar benefit plans in which the executive was participating immediately prior to the date of termination, except for any disability plans;

      o     immediate vesting of all unvested stock options;

      o amounts payable under our Supplement Executive Retirement Plan and our Deferred Compensation Plan upon a change of control;

      o     outplacement services; and

      o in the event any of these payments cause the executive to be subject to an excise tax under the Code, a gross-up bonus payment.

Pension Plans

      Pension Plan for Salaried Employees

      The C&D Technologies, Inc. Pension Plan for Salaried Employees (the "Pension Plan") previously covered certain nonunion salaried employees of C&D who either have participated in its predecessor company's pension plan or have completed one year of service with C&D. The Pension Plan is a noncontributory defined benefit plan that provides for normal retirement benefits beginning at age 65 but permits early retirement benefits in certain cases, subject to a reduction of benefits for employees who retire earlier than age 62. The Pension Plan is a qualified plan under Section 401(a) of the Code. The Pension Plan was amended in 2000 to provide that no employees will become eligible to participate in the Pension Plan after December 31, 2000 and to permit certain eligible employees who became eligible to participate during 2000 to elect to cease accruals in the Pension Plan effective December 31, 2000, in order to receive a potentially larger allocation of Company contributions to the Savings Plan effective January 1, 2001. The Pension Plan was amended in 2001 to provide that benefits under the plan became frozen as of December 31, 2001 for all participants (i) who had not attained the age of 65, and (ii) who either (a) had less than 5 years of Eligibility Service, or whose years of Eligibility Service and age totaled less than 60 or (b) had less than 10 years of Eligibility Service, or whose years of Eligibility Service and age totaled less than 57 as of December 31, 2001. Participants whose benefits under the Pension Plan became frozen as of December 31, 2001 became eligible for an enhanced Company contribution under the Savings Plan based on the performance of the Company.

      Under the Pension Plan, the pension payable at normal or late retirement equals 2.1% of a participant's "average pay" (as defined below) during the highest paid five consecutive years of the participant's last ten years of employment multiplied by the number of years of credited service up to 15 years (including service with our predecessor company), plus 1.6% of that average pay for each year in excess of 15 years up to a maximum of 15 additional years, reduced by .5% (the "Offset") of Covered Compensation (35-year average of the Social Security wage base ending the year prior to Social Security Normal Retirement Age) multiplied by the participant's years of credited service up to 30 years. The term "average pay" as used in the Pension Plan was amended January 1, 1994 to include salary, overtime, executive incentive compensation, sales bonuses, 30% of sales commissions and any tax deferred contributions to the Savings Plan. An unreduced disability benefit is provided after ten years of eligibility service, and a death benefit to a surviving spouse equal to approximately 50% of the value of the participant's pension benefit at the time of death is provided after five years of eligibility service or age 65. The Code places certain maximum limitations on the amount of benefit that may be paid under a qualified pension plan such as the Pension Plan. The current limitation on an employee's annual benefit is the lesser of $160,000 or the employee's average compensation for the three years that he/she was most highly compensated.

      The following table illustrates the total estimated annual pension benefits that would be provided upon retirement under the benefit formula described above to salaried employees for the specified remuneration and years of credited service classifications set forth below. Benefit amounts shown are computed on a straight life basis, prior to the Offset described above.

                                    Years of Credited Service (1)(2)(3)
                            ----------------------------------------------------

    Average Pay (4)           5          10         20          30          40
    ---------------         ------     ------     ------     -------     -------

$150,000 ..............     15,750     31,500     59,250      83,250      83,250

$175,000 ..............     18,375     36,750     69,125      97,125      97,125

$200,000 or greater ...     21,000     42,000     79,000     111,000     111,000

----------

(1) We expect that Messrs. Giesige, Kambouroglou and Markert will have approximately 21, 16 and 27 years of credited service, respectively, at normal retirement. Mr. Roberts' and Ms. Hansen's years of service have been frozen at 3 and 2.5, respectively.

(2) For the plan year ended December 31, 2002, the amount of remuneration, for purposes of calculations under the Pension Plan, was $196,250 for Mr. Markert, $167,406 for Mr. Giesige and $150,086 for Mr. Kambouroglou, $0 for Mr. Roberts and $0 for Ms. Hansen.

(3) The maximum annual benefit of $160,000 will be reduced for pension benefits which begin before, and increased for pension benefits which begin after, the participant's Social Security Normal Retirement Age.

(4) Effective January 1, 2002, the maximum compensation limit is $200,000. The limit from January 1, 2000 through December 31, 2001 was $170,000. The limit from January 1, 1997 through December 31, 1999 was $160,000. The limit was $150,000 from January 1, 1994 through December 31, 1996, and, for years prior to January 1, 1994, the limit ranged from $200,000 to $235,840.

      Supplemental Executive Retirement Plan

      We have adopted a Supplemental Executive Retirement Plan (the "SERP"), covering executives specified from time to time by the Board of Directors (presently including, among others, Messrs. Roberts, Giesige, Kambourglou and Markert and Ms. Hansen as of January 31, 2003). The SERP is a nonqualified, unfunded defined benefit compensation plan whose purpose is providing upon retirement or other qualifying event additional benefits to participants. The normal form of benefit under the SERP for an unmarried participant is a monthly annuity ceasing on the participant's death and for a married participant is a joint and 50% survivor annuity, although a married participant may elect to have benefits paid in a monthly annuity, subject to spousal consent. Participants become vested in their benefits under the SERP upon the earlier of the completion of 7 1/2 years (except for Mr. Roberts who is vested) of continuous employment with C&D or an affiliate or upon a change in control (as defined in the SERP). Mr. Roberts' maximum annual benefit will be $150,000 indexed annually by 4% beginning September 30, 1999. The maximum annual benefit for other named officers is $100,000, in each case indexed annually by 4% beginning September 30, 1998, reduced by (i) the annual accrued benefit under the Qualified Pension Plan for salaried employees as of the retirement or other qualifying event (based on a monthly single life annuity) payable at normal retirement age (as defined in the Pension Plan); (ii) one-half of the participant's social security benefit (as defined in the SERP) that would be payable as of retirement or other qualifying event; and (iii) the annual single life annuity payable at age 65 based on the Actuarial Equivalent (as defined in the SERP) of the participant's account under our Savings Plan as of retirement or other qualifying event solely attributable to matching contributions made by C&D. The actual annual benefits payable are the percentages set forth below of the maximum annual benefit, based on the number of years of employment prior to retirement or other qualifying event:

                  Years of Employment
               Prior to Qualifying Event             Percentage Benefit
               -------------------------             ------------------
                     less than 7.5                           0.0
                          7.5                               50.0
                            8                               53.3
                            9                               60.0
                           10                               66.7
                           11                               73.3
                           12                               80.0
                           13                               86.7
                           14                               93.3
                       15 or more                          100.0

      In the event that, prior to completing 7.5 years, Mr. Robert's employment with C&D is involuntarily terminated by C&D without cause (as defined in the SERP) or C&D fails to renew his employment agreement, then the actual annual benefits payable are the percentages set forth below of his maximum annual benefit, based on the number of years of employment prior to retirement or other qualifying event:

                            Schedule for Mr. Roberts

                  Years of Employment
               Prior to Qualifying Event             Percentage Benefit
               -------------------------             ------------------
                     less than 4                             0.0
                          4                                 25.0
                          5                                 31.3
                          6                                 37.5
                          7                                 43.8
                         7.5                                50.0

      Participants who retire from C&D or an affiliate before age 65 and after age 62 will receive the actual annual benefit calculated above reduced by 7% per year for each year prior to age 65.

      For participants who have been continuously employed by C&D or an affiliate for at least five years, if the qualifying event is a change of control, the actual annual benefit is determined by multiplying the maximum annual benefit by a fraction (not to exceed 1), the numerator of which is the number of years the participant would have been employed if he/she were continuously employed by C&D or an affiliate through age 65, and the denominator of which is 15. For participants who have been continuously employed by C&D or an affiliate for less than five years, the actual annual benefit is 50% of the amount referred to in the previous sentence. Benefits paid on account of a change of control are made in a single lump sum. A participant's SERP benefit may be forfeited in certain circumstances, including where the participant is terminated for cause or violates a covenant not to compete.

Nonqualified Deferred Compensation Plan

      We have adopted a Nonqualified Deferred Compensation Plan by which certain employees and directors may elect to defer receipt of a designated percentage or amount of their compensation.

Compensation of Directors

      We pay (i) our Chairman of the Board an annual retainer of $65,000 * in grants of Common Stock (of which he may elect to receive one-third of such value in cash to permit him to pay a portion of the federal, state and local income taxes he will incur as a result of the receipt of the shares of Common Stock) and our non-employee directors an annual retainer of $20,000 in grants of Common Stock (of which they may elect to receive one-third of such value in cash to permit them to pay a portion of the federal, state and local income taxes they will incur as a result of the receipt of the shares of Common Stock), (ii) members of a committee of the Board of Directors other than the chairperson, $1,000 for each in-person meeting and $500 for each telephonic meeting of a committee attended and (iii) the chairperson of a committee of the Board of Directors, $1,500 for each in-person meeting or $750 for each telephonic meeting of a committee attended; in addition, we grant annually to each non-employee director options to purchase 4,000 shares of Common Stock at the closing price of the Common Stock on the date of grant. Under the C&D 1998 Stock Option Plan, the Board of Directors has the authority to make additional yearly grants of shares of Common Stock to each non-employee director having a fair market value on the date of the grant that may not exceed 1.25 times the non-employee director's compensation for the applicable annual period. Each of the directors is expected to own a minimum of $100,000 in C&D Common Stock within five years of the date he/she joins the Board.

* Mr. Harral voluntarily reduced his annual retainer from $65,000 to $50,000 for the coming year.

                          COMPENSATION COMMITTEE REPORT

      The Committee's Responsibilities

      The Compensation Committee is responsible for establishing C&D's basic compensation philosophy, reviewing and monitoring the development and operation of compensation programs to ensure fidelity with the core principles of C&D's compensation philosophy as well as their alignment with C&D's strategic objectives and stockholder interests, and reviewing, modifying and approving recommendations concerning management compensation. The Committee is composed entirely of independent directors. The Committee's actions and decisions are reported to the full Board.

      Compensation Philosophy

      The members of C&D's executive management team have primary responsibility for the stewardship of C&D on a day-to-day basis in the best interest of the stockholders. The basic purpose of C&D's executive compensation program is to facilitate the recruitment, recognition, motivation and retention of capable individuals who have consistently demonstrated their ability to meet and exceed the expectation of C&D's stockholders.

      The executive compensation program consists of various components, each intended to address specific issues, objectives and time horizons. The elements of the executive compensation program include:

      o Base Salaries. The basic compensation paid to executives as a fixed dollar amount each payday, typically subject to change only on an annual basis or concurrent with a significant change in responsibilities.

      o Management Incentive Compensation Plan. The primary form of variable compensation, which is intended to link overall levels of remuneration with the attainment of annually established individual and corporate objectives.

      o Stock Option Award Program. The component of the program intended to enable executives to create personal wealth on a long-term basis by steadily increasing stockholder value.

      o Executive Stock Ownership Guidelines. The portion of the program designed to help C&D attract and retain only executives who have a strong belief in C&D's long-term growth potential, and who are willing to assume the same downside risks as C&D's stockholders. For calendar year 2002, the Committee temporarily relaxed the executive stock ownership guidelines.

      o Supplemental Executive Retirement Program (SERP). A nonqualified income program designed to overcome the statutorily based limitations of C&D's qualified defined benefit and defined contribution retirement plans.

      Section 162(m) of the Code precludes tax deductions for compensation paid in excess of $1,000,000 to certain executive officers unless specified conditions are met. Based on current pay levels and the design of existing compensation plans, the Committee believes that any tax deductions that may be lost by reason of Section 162(m) for such compensation would not be material for the foreseeable future. No tax deductions were lost in the 2002 fiscal year due to Section 162(m). C&D's stock option plans conform to Section 162(m) conditions that permit tax deductions.

      Executive Officer Compensation

      The Compensation Committee reviews the performance of C&D's executive officers once a year.

      Base Salary. C&D has employment agreements with its principal executive officers that provide for annual reviews of their base salary, and any increases are typically effective on April 1. In the preceding calendar year base salary increases were not generally implemented until September 1, 2002. During the annual review, the Compensation Committee considers whether the executive officer's base salary should be increased based on individual performance and to assure that the base salary is competitive with that of executives in peer companies with comparable roles and responsibilities. In February 2003, the Compensation Committee approved certain increases to the base salaries of C&D's executive officers.

      Annual Incentive Bonus. Under the Management Incentive Compensation Plan, each executive officer has an established target bonus amount, which is a percentage of the executive's base salary. The Board of Directors establishes overall corporate financial objectives for each fiscal year, and each executive officer and his/her direct supervisor develops a series of individual objectives for each executive officer, which reflect activities for which the executive officer either has direct personal responsibility or over which he/she can exert significant influence. The annual bonus payment involves a two-step process that occurs after the fiscal year-end performance results have become available: (i) for each level of attainment of the corporate financial goals and individual objectives actually reached, a corresponding achievement factor is established and (ii) an assessment of the executive's performance against his/her individual objectives is made. Each executive officer other than the Chief Executive Officer has a targeted bonus of 35% of his/her base salary, with the actual amount of the bonus dependent upon the achievement of targeted objectives. The maximum annual bonus award will be no greater than 200% of the executive's target amount, except that additional special bonus payments are permitted in recognition of extraordinary events, special contributions or circumstances that could not have reasonably been anticipated when the performance objectives were established. No bonuses were paid under the Incentive Compensation Plan for the 2003 fiscal year because the Company did not achieve these minimum corporate financial targets established under the plan for fiscal 2003; however, certain discretionary bonus payments were made as reflected in the summary compensation table. Mr. Roberts declined an award.

      Stock Option Award Program. C&D's stock option program is governed by the terms of formal stock option plans that have been adopted by the Board of Directors and submitted to the stockholders for approval.

      Authority for administering the program has been delegated to the Compensation Committee. Stock option grants are typically considered annually and are awarded at the sole discretion of the Compensation Committee; however, stock options may be granted at any time in the discretion of the Committee. The number of shares included in a stock option grant are typically linked to three factors: (i) the executive's position level; (ii) an assessment of the executive's past performance; and (iii) an assessment of expected performance and contribution to the future success of C&D.

      Executive Stock Ownership Guidelines. Each of C&D's executive officers is expected to own a reasonable number of shares of C&D's Common Stock. In furtherance of this policy, the Board of Directors has established stock ownership guidelines and procedures. The amount of stock an executive officer is expected to own is based on his/her base salary. Executive officers other than the Chief Executive Officer are generally expected to own shares of C&D's Common Stock equal in value to 100% of the executive's base salary. Each executive has approximately four years to attain the expected level of ownership. During each of these four years, the executive will be expected to acquire enough shares to bring his/her total holdings to an amount equal to 25% of the final goal for each year the executive has held his/her current position. Stock option awards and shares owned through C&D's pension plan do not constitute shares owned for purpose of the guidelines.

      Executive Stock Purchase Loan Program. The Company terminated the previously existing executive stock purchase loan program during the recently completed fiscal year.

      Chief Executive Officer Compensation

      The principles guiding compensation for C&D's Chief Executive Officer are substantially the same as those described above for the other executive officers. The Compensation Committee reviews the performance of the Chief Executive Officer at least once a year. For the fiscal year ended January 31, 2003, the Compensation Committee took the actions with respect to Mr. Roberts described below.

      Base Salary. Pursuant to the employment agreement between C&D and Mr. Roberts, Mr. Roberts' base salary was $485,000 at the beginning of the year. From April 1, 2002 thru August 31, 2002, Mr. Roberts voluntarily accepted a 5% reduction in base salary. Effective September 1, 2002 the 5% reduction was restored. As with the other executive officers, Mr. Roberts' base salary was reviewed by the Compensation Committee in February 2003. (See also Note #2 to Summary Compensation Table.)

      Annual Incentive Bonus. Criteria for earning incentive awards pursuant to the Incentive Compensation Plan for the fiscal year ended January 31, 2003 were established for Mr. Roberts by the Compensation Committee early in the fiscal year, based in part on substantial achievement of earnings per share and cash flow objectives and in part on achievement of specified individual performance objectives. Under Mr. Roberts' employment agreement, his target bonus for the 2003 fiscal year was 55% of his base salary, with the actual amount of the bonus dependent upon the achievement of targeted objectives. Mr. Roberts did not receive a bonus under the Incentive Compensation Plan for the 2003 fiscal year because the Company did not achieve these minimum corporate financial targets established under the plan for fiscal 2003.

      Stock Options. Based on the report of an independent consultant who examined C&D's compensation policies, the Compensation Committee granted Mr. Roberts options to purchase 60,000 shares of Common Stock on February 26, 2002 at an exercise price of $20.08 per share, equal to 100% of the fair market value of a share of Common Stock at the time of the grant.

      Executive Stock Ownership Guidelines. Under C&D's executive stock ownership guidelines, the Chief Executive Officer is expected to own shares of C&D's Common Stock equal in value to 200% of his base salary by December 31, 2003.

                                        Kevin P. Dowd, Chair
                                        William Harral, III
April 2, 2003                           Robert I. Harries

                          STOCK PRICE PERFORMANCE GRAPH

      The following graph compares on a cumulative basis the yearly percentage change, assuming quarterly dividend reinvestment over the last five fiscal years, in the total stockholder return on the Common Stock, with the total return on the New York Stock Exchange Market Value Index (the "NYSE Market Value Index"), a broad equity market index, and the total return on a selected peer group index (the "SIC Code Peer Group Index"). The SIC Code Peer Group is based on the standard industrial classification codes ("SIC Codes") established by the U.S. government. The index chosen was "Miscellaneous Electrical Equipment and Supplies" and is comprised of all publicly traded companies having the same three-digit SIC Code (369) as C&D. The price of each unit has been set at $100 on January 31, 1998 for the purpose of preparation of the graph.

                 Comparison of Five-Year Cumulative Total Return

                 Among C&D Technologies, Inc., NYSE Market Value
                       Index and SIC Code Peer Group Index
                     Performance Results through January 31

       Fiscal Year             C&D               NYSE            Peer Group
       -----------             ---               ----            ----------

          1998                100.0             100.0              100.0

          1999                 98.0             120.0               98.9

          2000                168.4             124.6              121.4

          2001                458.0             135.1              108.8

          2002                172.9             119.6               64.1

          2003                144.0              96.9               56.9

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of 10% or more of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Common Stock and to provide copies of those filings to us. Based upon a review of those copies and written representations, we believe that for the fiscal year ended January 31, 2003, all of these reports were filed on a timely basis, except that Messrs. Giesige, Kambouroglou, Roberts and Velker each failed to timely file five reports related to deferred compensation stock purchases as required pursuant to the new two business-day reporting rules under Section 16(a). All of such reports have since been filed.

                             INDEPENDENT ACCOUNTANTS

      The Audit Committee has reappointed PricewaterhouseCoopers LLP as C&D's independent accountants for the fiscal year ending January 31, 2004. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions and, if he/she so desires, may make a statement.

      We have been informed by PricewaterhouseCoopers LLP that their firm has no direct financial interest nor any material indirect financial interest in C&D or any of its affiliated companies.

                                  ANNUAL REPORT

      We are mailing our Annual Report for the fiscal year ended January 31, 2003 together with this Proxy Statement to stockholders of record of C&D at the close of business on April 4, 2003. We will provide additional copies, without charge, upon the request of stockholders. To obtain copies, you should contact us at C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, Pennsylvania 19422, Attention: Vice President-Finance and Chief Financial Officer.

                                 OTHER BUSINESS

      The Board of Directors does not know of any other business to be presented at the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote on those matters according to their best judgment in the interests of C&D.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Linda R. Hansen
                                        LINDA R. HANSEN
                                        Secretary

We request that you date and sign the enclosed proxy and return it in the enclosed, self-addressed envelope. No postage is required if you mail it in the United States. Alternatively, you may submit your proxy through the Internet or by telephone as indicated on the enclosed proxy card. Your prompt response will be helpful, and we appreciate your cooperation.

                                    APPENDIX

                             C&D TECHNOLOGIES, INC.
                               Board of Directors
                             Audit Committee Charter
                          As Amended February 24, 2003

A.    Statement of Purpose of the Audit Committee

The Audit Committee is appointed by the Board to assist the Board's oversight of
(i) the integrity of the financial statements of the Company, (ii) the independent accountant's qualifications and independence, (iii) the performance of the Company's internal audit function and the independent accountant, and
(iv) compliance by the Company with legal and regulatory requirements.

B.    Composition of the Audit Committee

      1.    Members

            The members of the Audit Committee shall meet the independence(1) requirements of the New York stock Exchange, the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission").

      2.    Committee Size and Qualification

            The Audit Committee shall have at least three members, one of whom will serve as the committee's Chairperson, each of whom must be "financially literate", and at least one of whom shall be a "financial expert" as defined by the Commission. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies, absent prior written approval of the Nominating/Corporate Governance Committee.

      3.    Selection of Committee Members

            The members of the Audit Committee shall be appointed annually by the Board on the recommendation of the Nominating Sub-Committee. Audit Committee members may be replaced by the Board.

      4.    Training for Committee Members

            As needed, the Audit Committee should consider training and education programs to ensure that its members have the proper background and knowledge base and stay current as to relevant developments in accounting and finance.

C.    Operation of the Audit Committee

      1.    Core Responsibilities

            The Audit Committee shall:

            a. Oversee the Company's financial reporting process on behalf of the Board of Directors.

            b. Review, discuss with management and assess the adequacy of the Company's internal controls, accounting practices, financial statements, reports, and the scope, specific plans, and effectiveness of the audits performed by the Company's internal auditors and the independent accountant.

            c. Oversee the financial performance of the Company's retirement program.

            d. Evaluate policies and review compliance initiatives concerning legal and ethical behavior standards established for the conduct of the Company's business.

            e. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

            f. Discuss with management and the independent accountant any correspondence with regulatory or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

            g. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements or compliance policies of the Company.

            h. Meet separately, periodically, and conduct candid discussions with management, the internal auditors and the independent accountant.

            i. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment for compensation to the independent accountant for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee. The Audit Committee shall retain independent legal, accounting or other advisors, as the Committee deems appropriate.

            j. Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

            k. Review the Audit Committee's own performance at least annually.

            l.    Make regular reports to the Board.

            With respect to the Company's independent accountant:

            m. The Audit Committee shall have the sole authority to appoint or replace the independent accountant (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent accountant (including resolution of disagreements between management and the independent accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent accountant shall report directly to the Audit Committee.

            n. Consider, in consultation with the independent accountant and management, the planned scope of the annual audit of financial statements, including a review of coordination of audit efforts between the independent accountant, inside accounting staff and internal auditors where appropriate, and reliance of the independent accountant on the work of internal auditors.

            o. The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountant, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

            p. Consider and review with the independent accountant and management: (i) the adequacy of the Company's internal controls; (ii) the Company's annual financial statements and related footnotes including the quality of accounting principles as applied and the company's compliance with "Generally Accepted Accounting Principles" in all material respects; (iii) emerging accounting standards and issues affecting the Company; (iv) any significant and related findings and recommendations of the independent accountant, together with management's responses; and any other matters required to be discussed under applicable auditing standards, including recommendations to the Board as to whether the audited financial statements should be included in the Company's Form 10-K.

            q. Review and discuss quarterly reports from the independent accountant on (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramification of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountant, and (iii) other material written communications between the independent accountant and management, such as any management letter or schedule of unadjusted differences.

            r. Discuss and review the annual audited financial statements and quarterly financial statements with management and the independent accountant, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

            s. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be conducted generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). The Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

            t. Discuss with management and the independent accountant the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company's financial statements.

            u. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including any policies with respect to risk assessment and risk management.

            v. Discuss with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreement with management.

            w. Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q concerning any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

            x. Review and evaluate the lead partner of the independent accountant team.

            y. Obtain and review a report from the independent accountant at least annually regarding (i) the independent accountant's internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent accountant and the Company.

            z. Evaluate the qualifications, performance and independence of the independent accountant, including considering whether its quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the accountant's independence, and taking into account the opinions of management and the internal auditors. The Audit Committee shall present its conclusions with respect to the independent accountant to the Board.

            aa. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing audit independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

            bb. Recommend to the Board policies for the Company's hiring of employees or former employees of the independent accountant who participated in any capacity in the audit of the Company.

            cc. Discuss with the independent accountant any communications between the Company's audit team and the independent accountant's national office respecting auditing or accounting issues presented by the engagement.

            dd. Meet privately (without members of management in attendance), at least annually, with the independent accountant to discuss any necessary matter. Review with the independent accountant any audit problems or difficulties and management's response.

            With respect to Internal Auditing:

            ee. The Audit Committee shall have the sole authority to appoint or replace the internal auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the internal auditor. The internal auditor shall report directly to the Audit Committee.

            ff. Review significant reports to management prepared by the internal auditor and management's responses.

            gg. Consider and review with management the annual work plan and planned activities of the internal audit function, including the budget, staffing and any recommended changes in the planned scope of the internal audit.

            hh. Consider and review the coordination of audit efforts between internal auditors and the independent accountant to ensure completeness of coverage and efficient use of audit resources, including internal audit assistance to the independent accountant.

            ii. Consider and review with management and internal audit significant internal auditing findings and recommendations related to the adequacy of internal controls, compliance with policies and procedures, and effective and efficient use of Company resources; also consider and review management's responses.

            With respect to officers' and directors' expenses and significant management estimates:

            jj. Review policies and procedures with respect to expense accounts and perquisites of officers and directors, including their use of corporate assets; and consider the results of an annual review of expenses and perquisites of officers and directors by independent internal auditors or the independent accountant.

            kk. Review policies and procedures with respect to the adequacy of significant management estimates particularly with respect to recognition of contingent liabilities, such as those resulting from identified environmental problems, and legal matters.

            With respect to subcommittees:

            ll. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

            Other:

            mm. The Audit Committee shall prepare the report required by the rules of the Commission to be included in the Company's annual proxy statement.

      2.    Committee Meetings

            The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee shall meet periodically with management, the internal auditors and the independent accountant in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent accountant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Committee members are expected to fully prepare for, attend (either in person or by conference telephone at which all participants can hear one another) and be actively engaged in all Committee meetings.

      3.    Publication of Committee Meeting Minutes

            The Committee Chairperson, working in conjunction with the Corporate Secretary and the Vice President, Chief Financial Officer, has responsibility for ensuring accurate minutes of the committee's meetings are maintained and distributed to the other members of the Board of Directors.

      4.    Attendance at Audit Committee Meetings

            The Chairman and Chief Executive Officer, other senior officers of the Company and representatives of the Company's independent accountant may attend meetings at the invitation of the Committee.

      5.    Limitation of Audit Committee's Role

            While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountant. Consequently, in carrying out its oversight responsibilities, the Committee shall not be deemed to provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent accountant's work.

----------

(1) No director qualifies as "independent" unless the board of directors affirmatively determines that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In addition:

      (a) No director who is a former employee of the Company can be "independent" until five years after the employment has ended.

      (b) No director who is, or in the past five years has been, affiliated with or employed by a present or former auditor of the Company can be "independent" until five years after the end of either the affiliation or the auditing relationship.

      (c) No director can be "independent" if he or she is, or in the past five years has been, part of an interlocking directorate in which an executive officer of the Company serves on the compensation committee of another company that concurrently employs the director.

      (d) Directors with an immediate family member in any of the foregoing categories are likewise subject to the five-year "cooling off" provisions for purposes of determining "independence."

      (e) No director can be "independent" if the director receives compensation from the Company or an affiliate of the Company, other than compensation for services as a director or board committee member.
                                      A-6


 PROXY
                             C&D TECHNOLOGIES, INC.
           1400 UNION MEETING ROAD, BLUE BELL, PENNSYLVANIA 19422-0858 SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                 TO BE HELD AT THE PLYMOUTH MEETING DOUBLETREE HOTEL
                    ON WEDNESDAY, MAY 28, 2003 AT 10:00 A.M.

     The undersigned hereby appoints Wade H. Roberts, Jr., Stephen E. Markert, Jr. and Linda R. Hansen, or any of them, with the power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of C&D Technologies, Inc. held of record by the undersigned at the close of business on April 4, 2003, at the Annual Meeting of Stockholders to be held on Wednesday, May 28, 2003, and at any adjournments of that meeting.

                   (Continued and to be signed on other side)

     The Board of Directors of C&D Technologies, Inc. recommends a vote FOR the nominees for directors set forth in proposal 1.

1.  Election of Directors:

     [ ]  FOR all nominees listed below:       [ ]  WITHHOLD AUTHORITY for all
                                                    nominees listed below:


          William Harral, III    Wade H. Roberts, Jr.   Peter R. Dachowski
            Kevin P. Dowd          Robert I. Harries      Pamela S. Lewis
              George MacKenzie       John A.H. Shober       Stanley W. Silverman



INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY NOMINEE, WRITE THE NAME OF THE NOMINEE(S) IN THE SPACE PROVIDED:

--------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting and any adjournments of the meeting.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH IN PROPOSAL 1.


                 PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW.

                 Dated: _____________________________________________, 2003


                 ---------------------------------------------------------
                                          Signature

                 ---------------------------------------------------------
                               Representative Capacity (if any)



                 Please sign exactly as your name appears on this proxy. If you are signing in a representative capacity (for example, as attorney, executor, administrator, guardian, trustee, or the officer or agent of a company), you should indicate your name and title or capacity. If you hold the stock in custody for a minor (for example, under the Uniform Transfers to Minors Act), you should sign as custodian, not the minor. If you hold the stock in joint ownership with another person or persons, one owner may sign on behalf of all the owners.

                 PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.